Form 8-K Current Report






                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 1996

                              SONO-TEK CORPORATION
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
                 (State or other jurisdiction of incorporation)



        0-16035                                         14-1568099
        -------                                         ----------
(Commission File Number)                    IRS Employer Identification Number


2012 Route 9W, Bldg.
Milton, New York                                                12547
--------------------                                            -----
(Address of principal executive offices)                      (Zip Code)



                                  914-795-2020
              (Registrant's telephone number, including area code)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

   (a) The Board of Directors of Sono-Tek Corporation (the "Company") voted to dismiss Anchin, Block & Anchin LLP (the "Former Accountants") as the Company's independent accountants. On October 30, 1996 the Company formally notified the former accountants of such dismissal.

   (b) There were no disagreements between the Company and the former accountants during the Company's two most recent fiscal years and the subsequent interim period preceding such dismissal on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants, would have caused the former accountants to make reference to the matter in their reports. Additionally, during the aforesaid periods the Company was not advised by the former accountants of any "reportable events" as defined in paragraph 304(a)(1)(v) of regulation S-K.

   (c) The former accountants' opinion for the fiscal year ended February 28, 1995 was qualified with respect to the Company's ability to continue as a going concern.

   (d) As required by Item 304 of Regulation 8-K, the former accountants have furnished to the Company a letter addressed to the SEC stating that they agree with the statements made by the Company herein. A copy of this letter is attached to this Form 8-K as Exhibit 16.

   (e) The Board of Directors of the Company, after dismissing the former accountants as the Company's independent accountants, voted to retain Deloitte & Touche LLP as the Company's independent accountants. The Company's Board of Directors formally notified Deloitte & Touche LLP that they had been retained on October 31, 1996.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (c) Exhibits;

       Exhibit 16 - Letter of Anchin, Block & Anchin LLP dated October 31, 1996.







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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    SONO-TEK CORPORATION
                                                         (Registrant)


                                                    BY: /s/ James L. Kehoe
                                                        ------------------
Dated: October 31, 1996                                 James L. Kehoe, Chief
                                                        Executive and Director


                                                    BY: /s/ J. Duncan Urquhart
                                                        ----------------------
Dated: October 31, 1996                                 J. Duncan Urquhart
                                                        Treasurer and Director
























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